Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Allyson Scott

McGrath/Power Public Relations and Communications

+1-408-727-0351

allysonscott@mcgrathpower.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel PR Contact

Sharon Levin

Gelbart Kahana Investor Relations

+972-3-6070567

sharonl@gk-biz.com

Mellanox Technologies, Ltd. Announces First Quarter Financial Results;

Achieves Record Ethernet Revenue

Ethernet revenue growth of 35.5 percent quarter-over-quarter

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — April 21, 2015 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of end-to-end interconnect solutions for servers and storage systems, today announced financial results for its first quarter, ended March 31, 2015.

First Quarter 2015 Highlights

•                  Revenues were $146.7 million.

•                  GAAP gross margins were 72.0 percent.

•                  Non-GAAP gross margins were 73.4 percent.

•                  GAAP operating income was $15.2 million, or 10.4 percent of revenue.

•                  Non-GAAP operating income was $30.2 million, or 20.6 percent of revenue.

•                  GAAP net income was $13.7 million.

•                  Non-GAAP net income was $28.6 million.

•                  GAAP net income per diluted share was $0.29.

•                  Non-GAAP net income per diluted share was $0.60.

•                  $45.8 million in cash was provided by operating activities.

•                  Cash and investments totaled $432.7 million at March 31, 2015.

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $146.7 million for the first quarter, up 3.9 percent from $141.1 million for the fourth quarter of 2014, and up 48.2 percent from $99.0 million for the first quarter of 2014.

GAAP gross margins in the first quarter of 2015 were 72.0 percent, compared with 70.9 percent in the fourth quarter of 2014 and 65.9 percent in the first quarter of 2014.

Non-GAAP gross margins in the fourth quarter of 2015 were 73.4 percent, compared with 72.3 percent in the fourth quarter of 2014 and 68.8 percent in the first quarter of 2014.

GAAP net income in the first quarter of 2015 was $13.7 million, or $0.29 per diluted share, compared with GAAP net loss in the fourth quarter of 2014 was $4.8 million, or $0.10 per diluted share and net loss of $11.0 million, or $0.25 per diluted share in the first quarter of 2014.

Non-GAAP net income in the first quarter of 2015 was $28.6 million, or $0.60 per diluted share, compared with $28.0 million, or $0.59 per diluted share in the fourth quarter of 2014, and $4.9 million, or $0.11 per diluted share in the first quarter of 2014. The first quarter 2015 non-GAAP net income excludes $11.7 million of share-based compensation expense compared to $11.8 million in the fourth quarter of 2014, and $11.6 million in the first quarter of 2014. First quarter 2015 non-GAAP net income also excludes the amortization of intangible assets of $2.3 million and acquisition-related charges of $1.0 million, compared to amortization of intangible assets of $2.7 million, acquisition-related charges of $1.0 million, and a charge related to recognition of a deferred tax valuation allowance of $17.2 million in the fourth quarter of 2014, and compared to amortization expenses of acquired intangible assets of $3.5 million, and $0.7 million of acquisition-related charges for the first quarter of 2014.

Total cash and investments at March 31, 2015 were $432.7 million compared to $389.0 million at December 31, 2014. The company generated $45.8 million in cash from operating activities in the first quarter of 2015.

“We are pleased with our financial results for the first quarter.  The transition to 40 Gigabit Ethernet by some of our leading customers continued and contributed to our revenue growth.  We see significant growth opportunities in the Ethernet market and are pleased that our revenue and market share have increased. Our InfiniBand solutions grew 46 percent over the first quarter of 2014.  Today, we are the only company shipping full end-to-end 100 Gigabit solutions,” said Eyal Waldman, president and CEO of Mellanox Technologies.  “We are also proud of the results that our new products achieved.  During the quarter, our 100 Gigabit solution achieved record performance, making it the highest performing solution available in the market today, and our 40 Gigabit per second Ethernet switches were found to have zero packet loss and lower latency compared with competitive products.  Our products are changing the data center landscape and open new possibilities for our customers.”

Recent Mellanox Press Release Highlights

•                  Apr. 15, 2015 — SKA Africa Selects Mellanox 10/40 Gigabit Ethernet Switches and Cables to Build World’s Largest Radio Telescope

•                  Mar. 23, 2015  — Mellanox Introduces Next Generation 100Gb/s Silicon Photonics Transceivers

•                  Mar. 23, 2015  — Mellanox Announces Commercial Deployments of LinkX™ 100 Gb/s Cables in 100Gb/s Networks

•                  Mar. 10, 2015  — Mellanox Announces Multi-Host Technology, Enabling Next Generation Compute and Storage Rack Design for Scalable Clouds and Data Centers

•                  Mar. 9, 2015  — OpenOptics MSA Founders Mellanox and RANOVUS Propose Wavelength Division Multiplexing Specifications to the Open Compute Project to Enable Cost and Energy Efficient Data Centers

•                  Mar. 3, 2015  — Mellanox Records Zero Frame Loss in Performance Test of 40Gb/s Ethernet Switches by The Tolly Group

•                  Mar. 2, 2015  — Mellanox and Synopsys Demonstrate Industry’s First PCIe 4.0 Interoperability

•                  Mar. 2, 2015  — Mellanox Boosts DPDK Performance for NFV and Cloud

•                  Feb. 25, 2015  — Mellanox ConnectX-4 100Gb/s Interconnect Adapter Delivers Record Performance Results

Second Quarter 2015 Guidance

Our guidance for second quarter 2015 non-GAAP results is as follows:

•                  Quarterly revenues of $155 million to $160 million

•                  Non-GAAP gross margins of 71 percent to 72 percent

•                  An increase in non-GAAP operating expenses of 5 percent to 7 percent

•                  Share-based compensation expense of $13.0 million to $13.5 million

•                  Non-GAAP diluted share count of 47.6 million to 48.1 million shares

Conference Calls

Mellanox will hold its first quarter 2015 financial results conference call today at 5 a.m. Pacific Time to discuss the company’s financial results. To listen to the call, dial +1-785-424-1676 approximately 10 minutes prior to the start time.

The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replay of the webcast will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high-performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs and changes related to recognition of deferred tax valuation allowance. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs and changes related to recognition of deferred tax valuation allowance because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets and changes related to recognition of deferred tax valuation allowance do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investor Relations” section on our website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the guidance for the three months ended June 30, 2015, statements related to trends in the market for our solutions and services, opportunities for our company in 2015 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the SEC on March 2, 2015. All forward-looking statements in this press release, including the guidance for the three months ended June 30, 2015, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2015	2014

Total revenues	$146,675	$99,002
Cost of revenues	41,087	33,731
Gross profit	105,588	65,271
Operating expenses:
Research and development	58,118	48,337
Sales and marketing	22,558	19,279
General and administrative	9,701	8,215
Total operating expenses	90,377	75,831
Income (loss) from operations	15,211	(10,560)
Other income, net	720	234
Income (loss) before taxes	15,931	(10,326)
Provision for taxes on income	(2,246)	(654)
Net income (loss)	$13,685	$(10,980)
Net income (loss) per share — basic	$0.30	$(0.25)
Net income (loss) per share — diluted	$0.29	$(0.25)
Shares used in computing net income (loss) per share:
Basic	45,691	44,276
Diluted	47,034	44,276

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended
	March 31,
	2015	2014

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$13,685	$(10,980)
Adjustments:
Share-based compensation expense:
Cost of revenues	547	522
Research and development	6,768	6,678
Sales and marketing	2,394	2,433
General and administrative	2,009	2,005
Total share-based compensation expense	11,718	11,638
Amortization of acquired intangibles:
Cost of revenues	1,474	2,271
Research and development	195	195
Sales and marketing	584	1,039
Total amortization of acquired intangibles	2,253	3,505
Acquisition related charges:
Cost of revenues	—	84
Research and development	763	398
Sales and marketing	225	238
Total acquisition related charges	988	720
Non-GAAP net income	$28,644	$4,883

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$146,675	$99,002
GAAP gross profit	105,588	65,271
GAAP gross margin	72.0%	65.9%
Share-based compensation expense	547	522
Amortization expense of acquired intangibles	1,474	2,271
Acquisition related charges	—	84
Non-GAAP gross profit	$107,609	$68,148
Non-GAAP gross margin	73.4%	68.8%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$90,377	$75,831
Share-based compensation expense	(11,171)	(11,116)
Amortization expense of acquired intangibles	(779)	(1,234)
Acquisition related charges	(988)	(636)
Non-GAAP operating expenses	$77,439	$62,845

Reconciliation of GAAP income (loss) from operations to non-GAAP income:
GAAP income (loss) from operations	$15,211	$(10,560)
Share-based compensation expense	11,718	11,638
Amortization expense of acquired intangibles	2,253	3,505
Acquisition related charges	988	720
Non-GAAP income from operations	$30,170	$5,303

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2015	2014

Shares used in computing GAAP diluted earnings per share	47,034	44,276
Adjustments:
Effect of dilutive securities under GAAP*	(1,343)	—
Total options vested and exercisable	1,797	1,910
Shares used in computing non-GAAP diluted earnings per share	47,488	46,186

GAAP diluted net income (loss) per share	$0.29	$(0.25)
Adjustments:
Share-based compensation expense	0.25	0.26
Amortization expense of acquired intangibles	0.04	0.08
Acquisition related charges	0.02	0.02
Effect of dilutive securities under GAAP*	0.02	—
Total options vested and exercisable	(0.02)	—
Non-GAAP diluted net income per share	$0.60	$0.11

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$61,656	$51,326
Short-term investments	367,468	334,038
Restricted cash	3,604	3,604
Accounts receivable, net	55,917	64,922
Inventories	50,949	44,470
Deferred taxes and other current assets	15,655	18,147
Total current assets	555,249	516,507
Property and equipment, net	83,149	78,827
Severance assets	9,334	9,474
Intangible assets, net	39,708	42,067
Goodwill	200,743	200,743
Deferred taxes and other long-term assets	14,224	15,600
Total assets	$902,407	$863,218

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,296	$39,811
Accrued liabilities	62,522	61,974
Deferred revenue	16,665	14,758
Capital lease liabilities, current	1,098	1,102
Total current liabilities	120,581	117,645
Accrued severance	12,399	11,850
Deferred revenue	9,705	8,942
Capital lease liabilities	217	494
Other long-term liabilities	24,333	22,535
Total liabilities	167,235	161,466
Shareholders’ equity:
Ordinary shares	194	192
Additional paid-in capital	634,056	615,148
Accumulated other comprehensive loss	(3,195)	(4,020)
Retained earnings	104,117	90,432
Total shareholders’ equity	735,172	701,752
Total liabilities and shareholders’ equity	$902,407	$863,218

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$13,685	$(10,980)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,546	9,996
Deferred income taxes	104	124
Share-based compensation	11,718	11,638
Gain on investments	(309)	(416)
Changes in assets and liabilities:
Accounts receivable, net	9,005	5,036
Inventories	(8,689)	(2,874)
Prepaid expenses and other assets	3,895	(1,531)
Accounts payable	(2,122)	(1,287)
Accrued liabilities and other payables	8,962	879
Net cash provided by operating activities	45,795	10,585

Cash flows from investing activities:
Purchase of severance-related insurance policies	(186)	(205)
Purchases of short-term investments	(87,793)	(87,500)
Proceeds from sales of short-term investments	37,326	48,506
Proceeds from maturities of short-term investments	17,798	14,480
Increase in restricted cash deposit	—	(103)
Purchase of property and equipment	(9,521)	(5,818)
Purchase of equity investment in a private company	—	(1,438)
Net cash used in investing activities	(42,376)	(32,078)

Cash flows from financing activities:
Principal payments on capital lease obligations	(281)	(356)
Proceeds from exercise of share awards	7,192	6,699
Net cash provided by financing activities	6,911	6,343

Net increase (decrease) in cash and cash equivalents	10,330	(15,150)
Cash and cash equivalents at beginning of period	51,326	63,164
Cash and cash equivalents at end of period	$61,656	$48,014